Exhibit (m)(4)(b)

                                   SCHEDULE A

                      EATON VANCE SPECIAL INVESTMENT TRUST
                            CLASS C DISTRIBUTION PLAN


                                                           DATE OF ORIGINAL PLAN
NAME OF FUND ADOPTING THIS PLAN                              (INCEPTION DATE)                    ADOPTION DATE
Eaton Vance Balanced Fund*                        October 28, 1993/                              June 23, 1997
                                                  January 27, 1995 (January 30, 1995)/
                                                  June 19, 1995 (August 1, 1995
Eaton Vance Special Equities Fund                 August 1, 1994/                                June 23, 1997
                                                  January 27, 1995 (January 30, 1995)/
                                                  June 19, 1995 (August 1, 1995)
Eaton Vance Growth & Income Fund*                 August 1, 1994/                                June 23, 1997
                                                  January 27, 1995 (January 30, 1995)/
                                                  June 19, 1995 (August 1, 1995)
Eaton Vance Utilities Fund*                       October 28, 1993/                              June 23, 1997
                                                  January 27, 1995 (January 30, 1995)/
                                                  June 19, 1995 (August 1, 1995)
Eaton Vance Small Company Growth Fund             N/A                                          February 11, 2002
Eaton Vance Small-Cap Value Fund                  N/A                                            March 18, 2002

* These funds are successors in operations to funds which was reorganized, effective August 1, 1995, and the outstanding uncovered distribution charges of the predecessor funds were assumed by the above funds.